UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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LIBERATED SYNDICATION, INC.

(Name of Registrant as Specified In Its Charter)

CAMAC FUND, LP

CAMAC PARTNERS, LLC

CAMAC CAPITAL, LLC

ERIC I. SHAHINIAN

MICHAEL CRICENTI

SIMEON MCMILLAN

ADAM PINCUS

BRADLEY M. TIRPAK

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Camac Reports Successful Certification of Votes for Call of Special Meeting

New York, August 23, 2019 – Camac Partners, LLC (“Camac”), the investment manager of Camac Fund, LP, today announced that it was successful in its efforts to request the call of a special meeting of stockholders of Liberated Syndication, Inc. (OTCQB: LSYN) (“Libsyn”). On August 22, 2019, the independent inspector of election confirmed that a sufficient number of Libsyn’s stockholders exercised their right to call a special meeting. If Libsyn does not call a special meeting, then Camac is permitted to call the special meeting beginning on September 14, 2019.

“We again thank our fellow stockholders for their support in this process,” said Eric Shahinian, the founder and managing member of Camac. “At long last stockholders will have an opportunity to put a stop to the egregious behavior of Libsyn’s board of directors.”

Camac reminds its fellow stockholders of the following:

•

Since Libsyn’s spin-out from FAB Universal Corp., Libsyn’s board has authorized the issuance of over 10 million new shares to insiders for no financial consideration. Libsyn’s stockholders will have been diluted by 49% if these shares fully vest.

•

In 2019, Christopher J. Spencer, Libsyn’s chief executive officer, is slated to receive a $400,000 salary and an $800,000 bonus, and John Busshaus, Libsyn’s chief financial officer, is slated to receive a $350,000 salary and a $700,000 bonus. This amounts to over 59% of Libsyn’s 2018 income.

•

Libsyn’s board approved massive share awards to Messrs. Spencer and Busshaus that were conditioned on the achievement of certain milestones. Camac believes that Libsyn’s board has recently taken a number of troubling actions to permit the vesting of one of these awards where Libsyn management had not met the applicable performance threshold, and extended the time to achieve the thresholds for other awards.

Camac is committed to maximizing value for stockholders. If successful in its efforts to elect new directors at the special meeting, Camac believes that it will be incumbent upon the new board of directors to evaluate any and all legal actions seeking to rescind prior stock awards granted to the prior board members, inflated pay packages that were not properly voted for, as well as investigate any potential additional misuse of corporate funds through related party agreements or transactions, inflated expenses, or the like.

Camac owns approximately 6.5 percent of Libsyn, and has been a stockholder since 2017.

Additional Information and Where to Find It

On August 8, 2019, Camac filed a preliminary proxy statement in connection with the special meeting of stockholders of Libsyn. Prior to the special meeting of stockholders, Camac intends to furnish a definitive proxy statement, together with a WHITE proxy card, to Libsyn’s stockholders. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the names, affiliations and interests of individuals who are participants in Camac’s solicitation of proxies from Libsyn’s stockholders is available in Camac’s preliminary proxy statement.

Stockholders may obtain, free of charge, Camac’s preliminary proxy statement, any amendments or supplements thereto and other relevant documents filed by Camac with the Securities and Exchange Commission (the “SEC”) at the SEC’s website (http://www.sec.gov). Copies of Camac’s definitive proxy statement, any amendments or supplements thereto, and any other relevant documents filed by Camac with the SEC will be available, free of charge, at the SEC’s website (http://www.sec.gov) or by contacting Camac’s proxy solicitor, InvestorCom LLC, at 19 Old Kings Highway S., Suite 210, Darien, CT 06820, or by phone at (203) 972-9300.

About Camac Partners

Camac Partners is a private investment firm founded in 2011. Camac focuses on extremely mispriced assets in discrete pockets of opportunity. Camac prides itself on its unique sourcing, flexible mandate, and constant focus on non-competitive opportunities. Its investments are long term in nature and focused on compounding capital over several decades rather than months or years.

For Further Information

Camac Partners LLC

Eric Shahinian

(914) 629-8496

eric@camacpartners.com

InvestorCom LLC

19 Old Kings Highway, Suite 210

Darien, CT 06820

Stockholders call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300